UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2016

Guidewire Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35394	36-4468504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 East Hillsdale Blvd., Suite 800

Foster City, CA 94404

(Address of principal executive offices, including zip code)

(650) 357-9100

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2016, Guidewire Software, Inc., a Delaware corporation (“Guidewire”), and Igloo Acquisition Sub, Inc., a California corporation and wholly owned subsidiary of Guidewire (the “Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Power Management Group, Inc., a California corporation (“Seller”), and ISCS, Inc., a California corporation and wholly owned subsidiary of Seller (the “Company”), and Andrew Scurto and Timothy Shelton (together, the “Key Stakeholders”). Pursuant to the Merger Agreement, the Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and becoming a wholly owned subsidiary of Guidewire (the “Merger”).

The aggregate consideration payable in exchange for all of the outstanding equity interests of the Company is approximately $160 million in cash. The consideration is subject to adjustment based on (i) working capital adjustment provisions, (ii) the amount of any Company transaction expenses, indebtedness or other transaction related payments that remain unpaid as of the closing of the acquisition and (iii) indemnification obligations of the Seller and the Key Stakeholders after the closing of the acquisition. A portion of the consideration will be placed into an escrow account as partial security to satisfy any potential claims under the indemnification obligations of the Seller and the Key Stakeholders described in the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants by Guidewire, the Merger Sub, the Seller, the Company and the Key Stakeholders. The closing of the Merger is subject to customary closing conditions as described in the Merger Agreement. The description of the Merger Agreement contained in this Item 1.01 is qualified in its entirety by the Merger Agreement filed as Exhibit 2.1 hereto.

A copy of the press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, by and among Guidewire Software, Inc., Igloo Acquisition Sub, Inc., Power Management Group, Inc., ISCS, Inc., Andrew Scurto and Timothy Shelton dated December 18, 2016.

99.1	Press release dated December 19, 2016, titled “Guidewire to Acquire ISCS.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2016

GUIDEWIRE SOFTWARE, INC.

By:	/s/ Richard Hart
Richard Hart
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

2.1	Agreement and Plan of Merger, by and among Guidewire Software, Inc., Igloo Acquisition Sub, Inc., Power Management Group, Inc., ISCS, Inc., Andrew Scurto and Timothy Shelton dated December 18, 2016.

99.1	Press release dated December 19, 2016, titled “Guidewire to Acquire ISCS.”